SUB-ADVISORY AGREEMENT
BY AND AMONG
INVESTMENT MANAGERS SERIES TRUST,
RAMIUS TRADING STRATEGIES LLC
AND HORIZON CASH MANAGEMENT L.L.C.

THIS SUB-ADVISORY AGREEMENT (the “Agreement”), dated as of _____________, 2011, by and among INVESTMENT MANAGERS SERIES TRUST, a Delaware statutory trust (the “Trust”), on behalf of its series listed in Appendix A, as amended from time to time (the “Fund”), RAMIUS TRADING STRATEGIES LLC, a [Delaware limited liability company] (the “Advisor”) and HORIZON CASH MANAGEMENT L.L.C., an Illinois limited liability company (the “Sub-advisor”).

WHEREAS, Advisor has entered into an Investment Advisory Agreement dated as of ______________, 2011 (“Advisory Agreement”) with the Trust on behalf of the Fund;

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company and may issue its shares of beneficial interest, par value of $0.01 per share, in several series;

WHEREAS, pursuant to the Advisory Agreement, and subject to the direction and control of the Board of Trustees of the Trust (the “Board”), the Advisor acts as investment adviser for the Fund;

WHEREAS, the Advisory Agreement permits the Advisor to delegate certain of its duties and obligations under the Advisory Agreement to one or more investment sub-advisors, subject to the requirements of the 1940 Act; and

WHEREAS, the Trust and the Advisor desire to retain the Sub-advisor to furnish investment advisory services to the Fund and Sub-advisor is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust, the Advisor and the Sub-advisor hereby agree as follows:

SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

(a)           The Trust and the Advisor hereby appoint Sub-advisor, subject to the direction and control of the Board, to manage the investment and reinvestment of the portion of the assets of the Fund allocated to the Sub-advisor from time to time by the Advisor (such assets, the “Allocated Assets”) and, without limiting the generality of the foregoing, to provide other services as specified herein.

The Sub-advisor accepts this appointment and agrees to render its services for the compensation set forth herein.

(b)           In connection therewith, the Trust has delivered to the Sub-advisor copies of (i) the Trust’s Agreement and Declaration of Trust and By-laws (collectively, as amended from time to time, “Charter Documents”), (ii) the Trust’s current Prospectus and Statement of Additional Information for the Fund (collectively, as currently in effect and as amended or supplemented, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”),  and the 1940 Act, (iii) each current distribution and services plan or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act (“Plan”); and (iv) all procedures adopted by the Trust with respect to the Fund (e.g., repurchase agreement procedures), and shall promptly furnish the Sub-advisor with all amendments of or supplements to the foregoing.  The Trust shall deliver to the Sub-advisor: (x) a certified copy of the resolution of the Board appointing the Sub-advisor and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the Fund; and (z) any other documents, materials or information that the Sub-advisor shall reasonably request to enable it to perform its duties pursuant to this Agreement.

(c)           The Sub-advisor has delivered to the Advisor and the Trust (i) a copy of its Form ADV as most recently filed with the SEC; (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code”); and (iii) a copy of its compliance manual pursuant to applicable regulations, including its proxy voting policies and procedures, which will be included in the Registration Statement.  The Sub-advisor shall promptly furnish the Advisor and Trust with all amendments of or supplements to the foregoing at least annually.

SECTION 2.  DUTIES OF THE TRUST AND ADVISOR

In order for the Sub-advisor to perform the services required by this Agreement, (i) the Trust shall cause all service providers to the Fund to furnish information to the Sub-advisor and assist the Sub-advisor as may be required and (ii) the Trust and the Advisor, as applicable, shall ensure that the Sub-advisor has reasonable access to all records and documents maintained by the Trust, the Advisor or any service provider to the Trust to the extent they relate to the Fund, and (iii) the Advisor shall deliver to the Sub-advisor all material it provides to the Board in accordance with the Advisory Agreement.

SECTION 3.  DUTIES OF THE SUB-ADVISOR

(a)           The Sub-advisor will make decisions with respect to all purchases and sales of securities and other investment assets composing the Allocated Assets in accordance with the Investment Guidelines and Restrictions set forth in Exhibit A hereto.  To carry out such decisions, the Sub-advisor is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to transactions of the Fund.  In all purchases, sales and other transactions in securities and other investments for the Fund with respect to the Allocated Assets, the Sub-advisor is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, including voting of proxies with respect to securities owned by the Fund, subject to such proxy voting policies as approved by the Board, in all cases in accordance with Exhibit A hereto.

Consistent with Section 28(e) of the Securities and Exchange Act of 1934, as amended, the Sub-advisor may allocate brokerage on behalf of the Fund to broker-dealers who provide brokerage or research services.

The Sub-advisor may aggregate sales and purchase orders of the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Sub-advisor or its affiliates, if such aggregation is consistent with applicable law.  Whenever the Sub-advisor simultaneously places orders to purchase or sell the same asset on behalf of the Fund and one or more other accounts advised by the Sub-advisor, the Sub-advisor will allocate the order as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

(b)           The Sub-advisor will report to the Board at each meeting thereof as requested by the Advisor or the Board all material changes in the Allocated Assets since the prior report, and will also keep the Board and the Advisor informed of important developments affecting the Trust, the Fund and the Sub-advisor, and on its own initiative, will furnish the Board from time to time with such information as the Sub-advisor may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund’s holdings, the industries in which they engage, the economic, social or political conditions prevailing in each country in which the Fund maintains investments, or otherwise.  The Sub-advisor will also furnish the Board and the Advisor with such statistical and analytical information with respect to investments of the Allocated Assets as the Sub-advisor may believe appropriate or as the Board reasonably may request, including the reports and other information set forth in Exhibit B hereto.  In making purchases and sales of securities and other investment assets for the Fund, the Sub-advisor will comply with the policies and procedures set from time to time by the Board as well as the limitations imposed by the Charter Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Fund.

(c)           The Sub-advisor will from time to time employ or associate with such persons as the Sub-advisor believes to be particularly fitted to assist in the execution of the Sub-advisor’s duties hereunder, the cost of performance of such duties to be borne and paid by the Sub-advisor.  No obligation may be incurred on the Trust’s or Advisor’s behalf in any such respect.

(d)           The Sub-advisor will report to the Board and the Advisor all material matters related to the Sub-advisor.  On an annual basis, the Sub-advisor shall report on its compliance with its Code and its compliance policies and procedures to the Advisor and to the Board and upon the written request of the Advisor or the Trust, the Sub-advisor shall permit the Advisor, the Trust, and/or their respective representatives to examine the reports required to be made to the Sub-advisor under the Code and its compliance policies and procedures.  The Sub-advisor will notify the Advisor and the Trust in writing of any change of control of the Sub-advisor at least 90 days prior to any such changes and of any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-advisor (prior to or promptly after such change).

(e)           The Sub-advisor will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act.  The Sub-advisor shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-advisor pursuant to this Agreement required to be prepared and maintained by the Sub-advisor or the Trust pursuant to applicable law.  To the extent required by law, the books and records pertaining to the Trust, which are in possession of the Sub-advisor, shall be the property of the Trust.  The Advisor and the Trust, or their respective representatives, shall have access to such books and records at all times during the Sub-advisor’s normal business hours.  Upon the reasonable request of the Advisor or the Trust, copies of any such books and records shall be provided promptly by the Sub-advisor to the Advisor or the Trust, or their respective representatives.

(f)           The Sub-advisor will cooperate with the Fund’s independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants’ duties.

(g)           The Sub-advisor will provide the Fund’s custodian and fund accountant on each business day with such information relating to all transactions concerning the Fund’s assets under the Sub-advisor’s control as the custodian and fund accountant may reasonably require.  In accordance with procedures adopted by the Board, the Sub-advisor is responsible for assisting in the fair valuation of all Fund assets and will use its reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Sub-advisor for each asset for which the Fund’s fund accountant does not obtain prices in the ordinary course of business.

(h)           The Sub-advisor shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected.

(i)           The Sub-advisor shall have no duties or obligations pursuant to this Agreement (other than the continuation of its preexisting duties and obligations) during any period in which there are no Allocated Assets.

(j)           The Sub-advisor shall not consult with any other sub-advisor of any other series of the Trust concerning transactions of the Fund or any other series of the Trust in which (a) the Sub-advisor or any of its affiliated persons serves as principal underwriter, or (b) such other sub-advisor or any of its affiliated persons serves as principal underwriter.

SECTION 4.  COMPENSATION; EXPENSES

(a)           In consideration of the foregoing, the Fund shall pay the Sub-advisor, with respect to the Allocated Assets, a fee as specified in Appendix B hereto.  Such fees shall be accrued by the Fund daily and shall be payable monthly in arrears on the first business day of each calendar month for services performed hereunder during the prior calendar month.  If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs.  Upon the termination of this Agreement with respect to the Fund, the Fund shall pay to the Sub-advisor such compensation as shall be payable prior to the effective date of termination.

(b)           During the term of this Agreement, the Sub-advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.  The Sub-advisor shall, at its sole expense, employ or associate itself with such persons as it reasonably believe to be particularly fitted to assist it in the execution of its duties under the Agreement.  Except as set forth in Appendix B, the Sub-advisor shall not be responsible for the Trust’s, the Fund’s or the Advisor’s expenses, including any extraordinary and non-recurring expenses.

(c)           No fee shall be payable hereunder with respect to the Fund during any period in which there are no Allocated Assets.

SECTION 5.  STANDARD OF CARE

(a)           The Sub-advisor shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of the statements in the Fund’s offering materials (including the prospectus, the statement of additional information, and advertising and sales materials) provided by the Sub-advisor for inclusion therein.

(b)           The Sub-advisor shall not be liable for any error of judgment or mistake of law, or for any loss suffered by the Advisor or by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-advisor in the performance of its duties or from reckless disregard by it of its duties under this Agreement (“disabling conduct”).1  The Sub-advisor may consult with counsel and accountants engaged by the Trust in respect of the Fund’s affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel and accountants.

(c)           The Fund acknowledges that it shall bear all risk of gain or loss in its account and that no assurance can be given that the Sub-advisor’s advice will result in profits for the Fund or that the Fund will not incur losses.

(d)           The Sub-advisor shall not be liable to the Advisor or the Trust for any action taken or failure to act without disabling conduct and in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Fund made to the Sub-advisor by a duly authorized officer of the Advisor or the Trust; (ii) the advice of counsel to the Trust; and (iii) any written instruction or certified copy of any resolution of the Board.

1 [Ramius: Consider whether you want to impose an indemnity obligation on Sub-advisor.]

(e)           The Sub-advisor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Sub-advisor’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

(f)           U.S. federal securities laws impose liabilities under certain circumstances on persons who act in good faith and nothing herein shall constitute a waiver of or limitation on any right which the Fund or Advisor may have under any applicable securities laws.

SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

(a)           This Agreement shall become effective with respect to the Fund immediately upon the later of approval by a majority of the Trust’s Trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust) and, if required by applicable law, by a vote of a majority of the outstanding voting securities of the Fund.

(b)           This Agreement shall remain in effect with respect to the Fund for a period of two years from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Trust’s Trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust).

(c)           This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, (i) by the Board, by a vote of a majority of the outstanding voting securities of the Fund or by the Advisor on 60 days’ written notice to the Sub-advisor or (ii) by the Sub-advisor on 60 days’ written notice to the Trust and the Advisor.  This Agreement shall terminate immediately (x) upon its assignment or (y) upon termination of the Advisory Agreement.

SECTION 7.  ACTIVITIES OF THE SUB-ADVISOR

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Sub-advisor’s right, or the right of any of the Sub-advisor’s directors, officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association; provided, however, that the Sub-advisor will undertake no activities which, in its judgment, will materially adversely affect the performance of its obligations under this Agreement.

The Fund understands and agrees that nothing herein shall restrict the ability of the Sub-advisor or any of its principals, employees or affiliates to engage in any transactions for its (or their) own account and for the account of others, to the extent permitted by law.  The performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Fund.

SECTION 8.  REPRESENTATIONS OF SUB-ADVISOR.

The Sub-advisor represents and warrants to the Trust and the Advisor that:

(a)           It is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”), and it will maintain effective all material registration, authorizations and licenses required for the performance of its duties hereunder, as the case may be, for so long as this Agreement remains in effect;

(b)           It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

(c)           It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement;

(d)           It will promptly notify the Advisor and the Trust of the occurrence of any event that would disqualify the Sub-advisor from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act, Section 203 of the Advisers Act or otherwise;

(e)           For the avoidance of doubt, the Sub-advisor shall not have the authorization to effect cross transactions (i.e., a transaction in which the Sub-advisor acts as investment adviser for the parties on both sides of the transaction) with respect to the Fund’s account without the Fund’s prior written consent; and

(f)           The Sub-advisor will act in a fair and reasonable manner (and in compliance with law) in allocating suitable investments among the Fund’s account and all other accounts advised by the Sub-advisor or any of its affiliates, but the Fund acknowledges that equality of treatment cannot be assured in all situations; and

(g)           All investment advice furnished by the Sub-advisor to the Fund for the Fund’s benefit shall remain the property of the Sub-advisor, shall be treated as confidential by the Fund and shall not be disclosed by the Fund to third parties, except as required in connection with the operation of the Fund’s account or the performance of the Advisor’s duties and obligations under the Advisory Agreement or as required by law or by demand of any regulatory or self-regulatory authority.

SECTION 9.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The Trustees of the Trust and the shareholders of the Fund shall not be liable for any obligations of the Trust or of the Fund under this Agreement, and the Sub-advisor agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Sub-advisor’s rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

SECTION 10.  MISCELLANEOUS

(a)           No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties hereto and approved by the Trust in the manner set forth in Section 6(b) hereof.

(b)           No party to this Agreement shall be liable to any other party for consequential damages under any provision of this Agreement.

(c)           This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

(d)           This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(e)           This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(f)           If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by the Trust, the Advisor and Sub-advisor and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

(g)           Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h)           Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(i)           No affiliated person, employee, agent, director, officer or manager of the Sub-advisor shall be liable at law or in equity for the Sub-advisor’s obligations under this Agreement.

(j)           The terms “vote of a majority of the outstanding voting securities.” “interested person,” “affiliated person,” “control” and “assignment” shall have the meanings ascribed thereto in the 1940 Act.

(k)           Each of the undersigned warrants and represents that he or she has full power and authority to sign this Agreement on behalf of the party indicated and that his or her signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

FUND

Name:
Title:

ADVISOR

Name:
Title:

SUB-ADVISOR

Name:
Title:

Appendix A

Series of the Trust:

Ramius Trading Strategies Managed Futures Fund

Appendix B

Fees and Expenses:

Exhibit A

Investment Guidelines for Allocated Assets

PERMITTED INVESTMENTS:

The following investments are permissible, subject to the percentage limitations contained herein:

A. US Government Securities

1. Restrictions: None

2. Further Defined: Any security issued or guaranteed as to principal and interest by the United States, or by a person controlled or supervised and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States.

B. Government Agency Securities

1. Restrictions: Short-term securities must be rated A-1, P-1 or F1, or higher by Standard & Poor’s Rating Group (“S&P”), Moody’s Investors Service (“Moody’s”)or Fitch Ratings Ltd. (“Fitch”), respectively.

2. Any single issuer may not exceed 25% of the total value of the investment portfolio of the Fund.

C. Certificates of Deposit

1. Restrictions: Short-term securities must be rated at a minimum rating of A-1, P-1 or F1 by S&P, Moody’s or Fitch, respectively.

2. Must be able to be liquidated within one business day, or if not negotiable, must be redeemable at the issued bank within one business day.

3. Institutions : Issued or endorsed by a bank, or a savings and loan association, organized and supervised under federal or state laws.

4. No single issuer may exceed 5% of the total value of the investment portfolio of the Fund.

5. The commercial paper or long-term debt instrument of the issuer of a certificate of deposit or, if the issuer is part of a holding company system, its holding company’s commercial paper or long-term debt instrument, must be rated at a minimum rating of A-1, P-1 or F1 by S&P, Moodys or Fitch, respectively, or one of the two highest long-term ratings of AA-, Aa3 or AA- by S&P, Moodys or Fitch, respectively.

D. Commercial Paper

1. Restrictions: Short-term securities must be rated at a minimum A-1, P-1 or F1 by a NRSRO (S&P, Moody’s, Fitch, respectively); or rated no lower than A-2, P-2 or F2 by atleast 2 NRSRO (S&P, Moody’s, Fitch, respectively) with a maximum maturity of 30 days.

2. No single issuer may exceed 5% of the total value of the investment portfolio of the Fund; overnight investments may not exceed 10% of the total value of the investment portfolio of the Fund.

3. Issued by a U.S. corporation or non-U.S. corporation issuing debt through its U.S. subsidiary.

E. Corporate Debt Instruments

1. Restrictions: Short-term securities must be rated at least A-1, P-1 or F1 by an NRSRO (S&P, Moody’s or Fitch, respectively); or no lower than A--, A3 or A- by atleast 2 NRSRO (S&P, Moody’s or Fitch, respectively).

2. Issued by a U.S. corporation or non-U.S. corporation issuing debt through its U.S. subsidiary.

3. Issued by a Suprnational Organization and must be rated AAA, Aaa, AAA by atleast 2 NRSROs (S&P, Moody’s Fitch, respectively).

4. No single issuer may exceed 5% of the total value of the investment portfolio of the Fund.

F. Covered Bonds

1.  Must be rated AAA, Aaa, AAA by either a U.S. or non-U..S Bank with a minimum rating of AAA, Aaa, AAA by atleast 2 NRSRO (S&P, Moody’s Fitch, respectively).

G. Repurchase Agreements

1.  Executed through primary dealers willing to collateralize the transactions at 102% of cash value using only U.S. Treasury and U.S. Agency securities as collateral.  Horizon invests in “repos” on a strict delivery vs. payment basis solely with dealers with whom it has signed (on behalf of our clients) a Public Securities Administration Standard Repurchase Agreement Contract.

MATURITY RESTRICTIONS:

1. The dollar weighted average time to maturity of the Allocated Assets may not exceed 12 months.

2. No investment shall have a remaining maturity greater than 36 months from the time of purchase.

ALLOCATION RESTRICTIONS:

1. Certificates of deposit shall not exceed 25% of the Allocated Assets of the Fund.

2. Commercial paper shall not exceed 50% of the Allocated Assets of the Fund.

3. Corporate bonds and notes shall not exceed 25% of the Allocated Assets of the Fund.

4. There will be NO allocation to municipal or asset backed securities.

5.  Repurchase Agreements shall not exceed 10% of the Allocated Assets of the Fund

Exhibit B

The Sub-advisor shall furnish the Fund and the Advisor with daily and monthly reports described in the Sub-advisor’s Form ADV, Part 2 and such other reports as are agreed to among the Sub-advisor , the Fund and the Advisor.  The Fund and the Advisor understand and agree that, given the relatively short-term nature of the securities utilized by the Sub-advisor, the Sub-advisor’s daily and monthly statement to the Fund and the Advisor will list securities held by the Fund at cost plus accrued interest rather than market value.  In addition to the daily and monthly statements, the Sub-advisor will furnish to the Fund and the Advisor the market value of the securities held in the Fund’s account on a [daily] basis.  The Sub-advisor will provide the Fund and the Advisor with individual transaction confirmations.